EXHIBIT 99.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


        This Second Amendment (the "Amendment"), to that certain Employment Agreement (the "Agreement") entered into on March 20, 1997 by and between Apple Orthodontix, Inc., a Delaware corporation (the "Company"), and H. Steven Walton (the "Employee").

                                    RECITALS

        Company and Employee have previously entered into the Agreement which reflects the agreement of parties concerning the employment of Employee by Company.

        Section 9(E) of the Agreement provides that the Agreement may be amended by written agreement executed and delivered by the parties.

        Each of Walton and Company desire to amend the Agreement by this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and mutual provisions contained herein, and for other and good valuable consideration, the parties hereto agree that the Agreement shall be amended effective as of February 24, 1998.

        1. Provisions of the Agreement to the contrary notwithstanding, Employee shall no longer be employed in the capacity of the Company's Corporate General Counsel and shall not provide or be requested to provide legal services to the Company.

        2. The definition of "Base Salary" in Section 1 of the Agreement shall be deleted and the following shall be substituted therefor:

           "Base Salary" means the sum of $130,000 plus the product of 1.33 times the aggregate amount of all commissions earned by Employee between May 29, 1997 and February 24, 1998 or, if greater at a given date, the sum of annual base salary in effect as of such date and amortized commissions for the twelve-month period immediately preceding such date.

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        3. The following shall be added to the definition of "Cause" in Section
1 of the Agreement:

           Notwithstanding the foregoing, no termination by the Company of employee's Employment after February 24, 1998 shall be deemed to be for Cause.

        4. The definition of "Change of Control Payment" in Section 1 of the Agreement shall be deleted and the following shall be substituted therefor:

           "Change of Control Payment" means at any time the greater of the amount equal to three (3) times the Employee's highest Base Salary during the term of this Agreement or the total dollar value without any present value adjustment of cash and in kind benefits which would have been paid and provided by the Company to Employee if Employee had terminated his Employment for Good Reason immediately prior to the Change of Control resulting in the Change of Control Payment.

        5. The following definition of "Good Reason" shall be added to in
Section 1 of the Agreement:

           "Good Reason" shall mean the circumstances described in Section 2.A; provided, however, that any termination by employee of his Employment after March 6, 1998 shall be conclusively deemed to be for Good Reason.

        6. References to "Base Salary" in Section 4(A) of the Agreement shall be deleted and references to "salary" shall be substituted therefor.

        7. The phrase "and (d) the Change of Control Payment" at the end of
Section 5(B)(ii) shall be deleted and the following shall be substituted therefor:

           , (d) the Change of Control Payment (which shall be provided in lieu of the benefits and payments described in Sections 5(E)(i),
           (ii), (iii), (iv) and (v)); and, in addition to the foregoing payments, the Employee shall remain entitled to the benefits of
           Section 4(C)(vi) without limit on duration of such entitlement.

        8. By amending Section 5(B)(i)(a) to read as follows:

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           for Good Reason at any time within one-hundred and eighty (180)
           days after facts or circumstances constituting that Good Reason first exist or is known to the Employee, but only after the Employee has given the Company written notice of such Good Reason,

        9. The following shall be added to Section 5(E)(i):

           Notwithstanding any other provision of this Section 5(E)(i), if Employee's Employment is terminated by Employee for Good Reason or by the Company without Cause from and after February 24, 1998 in lieu of any of the foregoing payments, the Company shall pay to Employee an amount equal to three times Employee's Base Salary paid ratably over the twelve-month period immediately following the date of Employee's termination of Employment.

        10. The last paragraph of Section 5(E)(iii) shall be deleted.

        11. Reference to "Section 4(D)" in Section 5(E)(v) shall be deleted and reference to "Section 4(C)(vi) without limit on duration of such entitlement" shall be substituted therefor.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of the day and year indicated above.

                                            APPLE ORTHODONTIX, INC.



                                            /s/ W. DANIEL COOK
                                                W. Daniel Cook
                                                Chief Administrative Officer


                                            EMPLOYEE



                                            /s/ H. STEVEN WALTON
                                            By: H. Steven Walton

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